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                                                                    EXHIBIT 24.2

                               POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints DAVID C. RUBERG and ROBERT M. MANNING and either of them (with full power in each to act alone), his true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacitites, to sign any and all amendments (including post-effective amendments) to the Digex registration statement on Form S-1, filed on April 27, 1999, and to file the same, with all exhibits thereto, and other documents in connection therewith including, without limitation, any registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virue hereof.


             Signature                                 Date
             ---------                                 ----

      /s/ Mark K. Shull                            July 9, 1999
      ---------------------------
          Mark K. Shull

      /s/ Bradley E. Sparks                        July 9, 1999
      ---------------------------
          Bradley E. Sparks